Exhibit 99.1

COMMUNITY SPECILTY PHARMACY, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016 (audited)

AND

SEPTEMBER 30, 2018 AND 2017 (unaudited)

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of

Community Specialty Pharmacy, LLC

St. Petersburg, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Community Specialty Pharmacy, LLC (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2018.

Houston, Texas

December 28, 2018

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COMMUNITY SPECIALTY PHARMACY, LLC

BALANCE SHEETS

	9/30/2018	12/31/2017	12/31/2016
	(Unaudited)
Assets

Current Assets
Cash	$127,432	$86,796	$94,646
Accounts Receivable, net	57,779	57,381	62,477
Inventory	99,710	89,710	130,840
Other Current Assets	20,816	20,816	24,463
Total Current Assets	305,737	254,703	312,426

Total Assets	$305,737	$254,703	$312,426

Liabilities and Member’s Equity (Deficit)

Current Liabilities
Accounts Payable	$153,428	$221,069	$199,042
Accrued Liabilities	153	215	170
Lines of Credit	85,886	82,522	99,512
Advances from – Related Party	-	-	21,838
Total Current Liabilities	239,467	303,806	320,562

Total Liabilities	239,467	303,806	320,562

Member’s Equity (Deficit)

Member’s Equity	59,276	41,276	19,111
Retained Earnings (Deficit)	6,994	(90,379)	(27,247)
Total Member’s Equity (Deficit)	66,270	(49,103)	(8,136)

Total Liabilities and Member’s Equity (Deficit)	$305,737	$254,703	$312,426

The accompanying notes are an integral part of these financial statements.

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COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF OPERATIONS

	Nine months ended September 30,		For the year ended December 31,
	(Unaudited)	(Unaudited)
	2018	2017	2017	2016

Revenues, net	$1,985,620	$2,036,796	$2,633,914	$3,111,285
Cost of Sales	1,614,523	1,643,249	2,265,902	2,929,062
Gross Profit	371,097	393,547	368,012	182,223

Operating Expenses
General and Administrative	268,741	331,000	423,267	391,210

Operating Income (Loss)	102,356	62,547	(55,255)	(208,987)

Other Income, net	239	709	912	2
Interest Expense	(5,222)	(4,795)	(8,789)	(7,649)
Net Income (Loss)	$97,373	$58,461	$(63,132)	$(216,634)

The accompanying notes are an integral part of these financial statements.

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COMMUNITY SPECIALTY PHARMACY, LLC

STATEMENTS OF CHANGES IN

MEMBER’S EQUITY (DEFICIT)

	Member’s Equity	Retained Earnings	Total Member’s Equity and Retained Earnings

December 31, 2015	$5,000	$189,387	$194,387

Capital contribution	14,111	-	14,111
Net Loss	-	(216,634)	(216,634)

December 31, 2016	$19,111	$(27,247)	$(8,136)

Capital contribution	22,165	-	22,165
Net Loss	-	(63,132)	(63,132)

December 31, 2017	$41,276	$(90,379)	$(49,103)

Capital contribution	18,000	-	18,000
Net Income	-	97,373	97,373

September 30, 2018 (Unaudited)	$59,276	$6,994	$66,270

The accompanying notes are an integral part of these financial statements.

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COMMUNITY SPECIALY PHARMACY, LLC

STATEMENTS OF CASH FLOWS

	For nine months ended September 30,		For the year ended December 31,
	2018	2017	2017	2016
	(Unaudited)

Operating Activities:
Net Income (Loss)	$97,373	58,461	(63,132)	$(216,634)

Adjustments to reconcile net income (loss) to net cash provided by (used in) Operating activities:
Changes in operating assets and liabilities:
Accounts Receivable	(398)	-	5,096	65,546
Prepaids and Other Current Assets	-	-	3,647	(8,406)
Inventory	(10,000)	30,000	41,130	58,358
Accounts Payable	(49,641)	(102,217)	22,027	54,215
Accrued Liabilities	(62)	33	45	8
Accrued Interest – Related Party	-	163	327	286
Deferred Income	-	-	-	(17,525)
Net Cash provided by (used in) operating activities	37,272	(13,560)	9,140	(64,152)

Financing Activities:
Repayments of Lines of Credit	(36,636)	(18,137)	(94,301)	(94,930)
Proceeds from Lines of Credit	40,000	65,000	77,311	52,007
Net Cash provided by (used in) financing activities	3,364	46,863	(16,990)	(42,923)

Net increase or (decrease) in Cash	40,636	33,303	(7,850)	(107,075)
Cash at Beginning of the Period	86,796	94,646	94,646	201,721
Cash at End of the Period	$127,432	127,949	86,796	$94,646

Supplemental Cash Flow Information
Cash Paid for Interest	$5,222	4,795	8,789	$7,649
Cash Paid for Income Taxes	$-	-	-	$-

Non-Cash Financing Transactions
Reclass of related party advances to capital contribution	$-	-	22,165	$14,111
Capital contribution related to rent waived	$18,000	-	-	$-

The accompanying notes are an integral part of these financial statements.

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NOTES TO THE FINANCIAL STATEMENTS

For the years ended December 31, 2017 and 2016

and

For the nine months ended September 30, 2018 (unaudited)

Note 1 – Description of Business

Community Specialty Pharmacy, LLC, a Florida limited liability company, (“CSP”, “we”, “our”, the “Company”) is an accredited pharmacy located in St. Petersburg, Florida. CSP is an independent retail specialty pharmacy with a focus on specialty medications, has been proudly serving the local, and state community since 2010, with innovative pharmacy model which offer home delivery services to any patient thereby providing convenience.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation - The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

For the nine-month periods ended September 30, 2018 and 2017 unaudited financial statements were prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission. The information furnished herein reflects all adjustment (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating result for the respective periods.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to CSP and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. As of December 31, 2017 and 2016, and as of September 30, 2018, the Company had no cash equivalents.

Accounts Receivable - Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. The Company had no allowance for uncollectible accounts as of December 31, 2017 and 2016, and as of September 30, 2018.

Inventory - Inventories are stated at the lower of cost or net realizable value. Cost is determined on a weighted average basis. On a quarterly basis, we analyze our inventory levels and no reserve is maintained as obsolete or expired inventories are written off. There is no reserve for inventory obsolescence during the periods presented.

Revenue Recognition - In general the Company accounts for revenue recognition in accordance with ASC 605, “Revenue Recognition” in years 2017 and 2016 and in 2018 in accordance with ASC 606, “Revenue from Contracts with Customers.”

The Company recognizes revenue at the time the customer takes possession of the merchandise. Customer returns are not material. The Company’s revenue is based on expected reimbursements from third-party payers (e.g., pharmacy benefit managers, insurance companies and governmental agencies) for dispensing prescription drugs. Revenue is recognized when (1) the price is fixed and determined as the customer has the prescription which outlines the amount and frequency of the drugs. (2) The prescription is persuasive evidence and requires the pharmacy to fill the prescription and deliver to the customer. (3) The prescription is delivered to the customer - the transaction price is based on expected reimbursements from third parties. (4) The recognition of revenue is when or as the entity satisfies a performance obligation – the revenue is recognized at the time of delivery.

The Company in 2018 adopted ASC 606, “Revenue from Contracts with Customers.” There was no impact to the financial statements.

The Company recognizes revenue from customer deposits in the period earned and the deposits are recorded as deferred revenue on the balance sheet.

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Income taxes - The Company accounts for income taxes utilizing ASC 740, “Income Taxes”. ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. The Company files as a Sub Chapter S corporation, a pass through entity, and as such does not recognize any provision for income taxes and has no liability for unrecognized tax benefits as of December 31, 2016 and December 31, 2017.

Note 3 – Short Term Debt

In 2016, the Regions Bank Loan, which had monthly payments of $859 and carried an interest rate of 5.50% was paid. The Loan carried an original balance of $45,000 in 2012. Principal and interest payments for the year were $11,616 and $342, respectively. The balance at December 31, 2016 was $0.

The Chase Bank Line of Credit was established on December 20, 2013 and is renewable annually. The credit limit is $70,000 and carried a variable monthly rate of interest ranging from 6.25 and 7.25%. In 2016, borrowings and payments from the line of credit were $49,320 and $69,821, respectively. The outstanding balance at December 31, 2016 was $17,895. In 2017, borrowings and payments from the line of credit were $49,066 and $22,743, respectively. The outstanding balance at December 31, 2017 was $44,218. In 2018, borrowings from the line of credit were $0 and $20,653 respectively. The outstanding balance at September 30, 2018 was $23,565. Interest paid for the years ended December 31, 2016 and 2017 and for the nine months ended September 30, 2018 was $2,389, $3,308 and $2,815 respectively.

The PNC Bank Line of Credit was established on March 3, 2015 and is renewable annually. The credit limit is $100,000 and carried a variable monthly rate of interest ranging from 5.35 and 7.1%. In 2016, borrowings and payments from the line were $2,687 and $13,493, respectively. The balance at December 31, 2016 was $81,617. In 2017, borrowings and payments were $28,245 and $71,558, respectively. The balance at December 31, 2017 was $38,304. In 2018, borrowings and payments were $40,000 and $15,983. The balance at September 30, 2018 was $62,321. Interest paid for the years ended December 31, 2016 and 2017 and for the nine months ended September 30, 2018 was $4,918, $5,481 and $2,407, respectively.

Note 4 – Related Party Transactions

At December 31, 2015, Mr. Nik Panchal was owed $35,663 in advances, which carried a 1% interest rate and was payable on demand. In 2016, $14,111 was contributed capital and $286 of accrued interest is included in the principal balance at period end. The balance at December 31, 2016 was $21,838. In 2017, $327 of accrued interest was included in additional borrowings. In December 2017, Mr. Panchal converted the advance to a capital contribution. At December 31, 2017 the balance was $0.

In 2016 the Company entered into a verbal lease with ProPharma, LLC, partially owned by Mr. Nik Panchal (100% owner of CSP). The verbal terms were for lease of the space for $2,000 per month, no deposit, pending a formal lease execution. A lease was executed on June 1, 2017 for a term of 5 years to June 1, 2022 with a total monthly payment of $2,000 monthly and no security deposit. Rent expense for the periods 2016, 2017 and 2018 were $15,300, $0 and $18,000, respectively. In 2017, $18,048 of repairs and maintenance was paid in lieu of rent. In 2018 the rent expense was waived and recognized as a capital contribution.

Note 5 – Subsequent Events

The Company evaluated all events and transactions that occurred after December 31, 2017 through the date these financial statements were issued and has determined that other than as disclosed below, there have been no subsequent events for which recognition or disclosure is required.

On October 15, 2018, the Company entered into and consummated the sale of its 100% of the member’s interest, pursuant to the terms and conditions of the Membership Interest Purchase Agreement (“Purchase Agreement”), entered into by and among Trxade Group, Inc.(“Trxade”) as the buyer, and the Company, and Nikul Panchal, the sole equity owner (collectively, the “Seller”). The purchase price for the 100% equity interest in the Company was $300,000 in cash, a promissory note issued by Trxade of $300,000, accruing interest at a simple interest rate of ten percent (10%), with interest payable annually, and principal payable at maturity in thirty-six (36) months (the “Promissory Note”), and a warrant to purchase 405,507 shares of Trxade’s common stock (“Revocable Warrant”), exercisable for eight (8) years from the issuance date at a strike price of $0.01 per share, and subject to revocability restrictions which lapse over three (3) years. The fair value of the warrants as calculated under Black-Scholes was $170,313.

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